Exhibit 4.9
INCENTIVE STOCK OPTION AGREEMENT
PRIMO WATER CORPORATION
Primo Water Corporation, a Delaware corporation (the “Company”), hereby grants to                                          (the “Optionee”) an option to purchase shares of its Common stock, par value $0.001 per share (the “Common Stock”), subject to the following:
1. Grant of Option. The Company hereby grants to the Optionee the option to purchase from the Company upon the terms and conditions hereinafter set forth                      (                    ) shares of Common Stock at a purchase price of $_____  (                    ) per share. The date of grant of this option is                     , 20_____  (the “Option Date”).
2. Relationship to Plan. This option is granted pursuant to the Company’s 2004 Stock Plan effective November 1, 2004 (the “Plan”), and is in all respects subject to the terms, conditions and definitions of the Plan (including, but not limited to, provisions concerning exercise, restrictions on options, termination, nontransferability and adjustment of the number of shares subject to this option and the exercise price thereof). The Optionee hereby accepts this option subject to all the terms and provisions of the Plan. The Optionee further agrees that all decisions under and interpretations of the Plan by the Board of Directors (the “Board”) or the Compensation Committee (the “Committee”) established under the Plan shall be final, binding and conclusive upon the Optionee and his or her heirs.
3. Vesting. This option shall vest as provided in Schedule A attached hereto. In addition,  _____  percent (_____%) of the unvested portion of this option shall become vested upon a Transfer of Control of the Company, with the balance of the unvested portion of the option continuing to vest thereafter in accordance with Schedule A attached hereto. A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to the Company:
(i) the direct or indirect sale or exchange by the stockholders of the Control Company of all or substantially all of the stock of the Control Company where the stockholders of the Control Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company after such sale or exchange;
(ii) a merger in which the Control Company is not the surviving corporation;
(iii) a merger in which the Control Company is the surviving corporation where the stockholders of the Control Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company after such merger;
(iv) the sale, exchange or transfer of all or substantially all of the Control Company’s assets (other than a sale, exchange or transfer to one (1) or more subsidiary corporations of the Control Company); or
(v) a liquidation or dissolution of the Control Company.

For purposes of applying this Section 3, the term “Control Company” shall mean the Participating Company whose stock is subject to the Option. As used herein, “Participating Company” shall mean (x) the Company and (y) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company. For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).
4. Time of Exercise. This option may be exercised after the Option Date from time to time in full or in part and shall remain exercisable (subject to the provisions of the Plan) until the earlier of (a) the date as of which the Optionee has exercised the option as to all shares subject hereto, or (b) the expiration of ten (10) years following the Option Date. Notwithstanding the foregoing, this option shall be exercisable only to the extent it is vested, and shall first become exercisable in any calendar year only to the extent the shares with respect to which this option becomes exercisable, together with any shares subject to any other incentive stock options that first become exercisable in such calendar year, would have an aggregate value (determined as of the date of grant of such options) not in excess of One Hundred Thousand Dollars ($100,000).
5. Methods of Exercise. This option shall be exercisable by a written notice in the form adopted by the Board or the Committee that specifies the number of shares to be purchased. The notice shall be accompanied by payment of the full amount of the option price (i) by cash or check payable to the Company, (ii) if permitted by the Board or the Committee, by the delivery to the Company of shares of the Company’s stock having a value equal to the exercise price, or (iii) by a combination of the foregoing. Upon receipt of such payment, the Company will thereafter deliver or cause to be delivered to the Optionee (or if any other individual or individuals are exercising this option, to such individual or individuals) at the office of the Company, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name or names of the individual or individuals exercising the option; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or Optionee (or other individual or individuals exercising this option) to take any action in connection with the shares being purchased, the delivery of the certificate or certificates for such shares shall be delayed until such action has been taken.
6. Purchase for Investment. This option is granted on the condition that the purchase of shares of Common Stock hereunder shall be for the account of the Optionee (or other individual or individuals exercising this option) for investment purposes and not with a view to the resale or distribution thereof, except that such condition shall be inoperative if the offering and sale of shares subject to the option is registered under the Securities Act of 1933, as amended (the “1933 Act”), or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other individual or individuals exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee’s (or such other individual’s) familiarity with restrictions on the resale of the shares under applicable securities laws.
7. Repurchase of Shares.
(a) Share Repurchase Option. If the Optionee ceases to provide services to a Participating Company for any reason (including, but not limited to, termination by the Company with or without cause, death, disability and voluntary resignation), or if the Optionee or the Optionee’s legal representative attempts to sell, exchange, transfer, pledge or otherwise dispose of (other than pursuant to a Transfer of Control) any shares acquired upon exercise of the Option without complying with this Agreement, the Company shall have the right to repurchase the shares purchased pursuant to this Agreement under the terms and subject to the conditions of this Section 7. The repurchase option granted hereby is hereinafter referred to as the “Share Repurchase Option”.

(b) Exercise of Share Repurchase Option. The Company may exercise the Share Repurchase Option by written notice to the Optionee within sixty (60) days after (i) such termination of service (or exercise of the Option, if later) or (ii) the Company has received notice of an attempted disposition. If the Company fails to give notice within such sixty (60) day period, the Share Repurchase Option shall terminate unless the Company and the Optionee have extended the time for the exercise of the Share Repurchase Option. The Share Repurchase Option must be exercised, if at all, for all of the Shares, except as the Company and the Optionee otherwise agree.
(c) Payment for Shares and Return of Shares. Payment by the Company to the Optionee shall be made in cash within thirty (30) days after the date of the mailing of the written notice of exercise of the Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to any Participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share being repurchased by the Company shall be an amount equal to the fair market value of the shares as of the last day of the month which ended immediately preceding the date on which the Share Repurchase Option arose, as determined by the Board in good faith. If the Board elects to not determine the fair market value of the shares, the fair market value of the shares shall be determined by a duly-qualified appraiser designated by the Company. The shares being repurchased shall be delivered to the Company by the Optionee at the same time as the delivery of the purchase price to the Optionee.
(d) Assignment of Share Repurchase Option. The Company shall have the right to assign the Share Repurchase Option at any time, whether or not such option is then exercisable, to one (1) or more persons as may be selected by the Company.
(e) Transfer of Control. In the event of a Transfer of Control, the Share Repurchase Option shall continue in full force and effect; provided, however, that “service to a Participating Company” for purposes of this Section 7 shall include all service with any corporation which was a Participating Company at the time of such service, whether or not the corporation was included within such term both before and after the event constituting the Transfer of Control.
8. Right of First Refusal.
(a) Right of First Refusal. In the event the Optionee proposes to sell, pledge or otherwise transfer any shares purchased pursuant to this Agreement (the “Transfer Shares”) to any person or entity, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 8 (the “Right of First Refusal”).
(b) Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Optionee shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a transfer which is not both a bona fide and voluntary transfer, the proposed transfer price shall be deemed to be the lower of (i) the proposed transfer price as contained in the Transfer Notice or (ii) the fair market value of the Transfer Shares as determined by the Board of Directors of the Company pursuant to Section 7 hereof. In the event the Optionee proposes to transfer any Transfer Shares to more than one (1) Proposed Transferee, the Optionee shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Optionee and the Proposed Transferee and must constitute a binding commitment of the Optionee and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal. In the Transfer Notice the Proposed Transferee shall agree that if the Transfer Shares are transferred to the Proposed Transferee, the Transfer Shares shall continue to be subject to the Right of First Refusal prior to any further transfer by the Proposed Transferee.

(c) Bona Fide Transfer. In the event that the Company shall determine that the information provided by the Optionee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Optionee written notice of the Optionee’s failure to comply with the procedure described in this Section 8 and the Optionee shall have no right to transfer the Transfer Shares without first complying with the procedures described in this Section 8. The Optionee shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.
(d) Exercise of the Right of First Refusal. In the event the proposed transfer is deemed to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of First Refusal within sixty (60) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s ability to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Optionee or issued by a person other than the Optionee with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice; provided, however, that in the event that the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to any Participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled.
(e) Failure to Exercise the Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full within the period specified in Section 8(d) above, the Optionee may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than thirty (30) days after expiration of the Right of First Refusal. The Company shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Section 8.
(f) Transferees of the Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interests subject to the provisions of this Section 8 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this Section 8 are met.

(g) Transfers Not Subject to the Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired pursuant to the exercise of the Option if such transfer is in connection with a Transfer of Control. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 8(i) below result in a termination of the Right of First Refusal.
(h) Assignment of the Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not the Optionee has attempted a transfer, to one (1) or more persons as may be selected by the Company.
(i) Early Termination of the Right of First Refusal. The other provisions of this Section 8 notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (i) the occurrence of a Transfer of Control, unless the surviving, continuing, successor or purchasing corporation, as the case may be, assumes the Company’s rights and obligations under the Plan or (ii) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (x) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934, as amended) or (y) such stock is traded on the over the counter market and prices therefor are published daily on business days in a recognized financial journal.
9. Acknowledgment of Transfer Restrictions under Bylaws. Optionee hereby acknowledges, consents to and agrees to be bound by the provisions of Section 4 of Article VIII of the Bylaws of the Company, to the extent applicable in accordance with the terms thereof.
10. Stock Dividends Subject to Agreement. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Corporation, the stock of which is subject to the provisions of this Agreement, then in such event any and all new substituted or additional securities to which the Optionee is entitled by reason of the Optionee’s ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Share Repurchase Option and the Right of First Refusal with the same force and effect as the shares subject to the Share Repurchase Option and the Right of First Refusal immediately before such event.
11. Notice of Sales Upon Disqualifying Disposition. The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Agreement. In addition, the Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option.

12. Legends. The Company may at any time place legends referencing the Share Repurchase Option set forth in Section 7 above, the Right of First Refusal set forth in Section 8 above, the restrictions described in Section 9 above and an applicable federal or state securities law restriction, on all certificates representing shares of stock subject to the provisions of this Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, legends substantially similar to the following:
(a)
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

(b)
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHARE REPURCHASE OPTION IN FAVOR OF THE COMPANY OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

(c)
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

(d)
THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER THEREOF, ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVISIONS OF THE BYLAWS OF THE COMPANY, A COPY OF WHICH IS ON FILE IN, AND MAY BE EXAMINED AT, THE PRINCIPAL OFFICE OF THE COMPANY.

13. Initial Public Offering.
(a) The Optionee hereby agrees that during the “Lock-Up Period” (as hereinafter defined) following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration; provided, however, that such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering. Market stand-off agreements for subsequent registration statements, if any, shall be as agreed to by the Company, the underwriters and any other party thereto.

(b) For purposes of this Section 13, the term “One Percent Shareholder” shall mean a stockholder of the Company who holds, prior to the effective date of the registration statement, at least one percent of the issued and outstanding Common Stock of Company on a fully diluted as-converted basis.
(c) For purposes of this Section 13, the “Lock-Up Period” shall be the period applicable to all One Percent Shareholders with registration rights, and all officers and directors of Company, who enter into similar agreements but in any event shall be not less than ninety (90) days from the effective date of the registration statement.
(d) The Share Repurchase Option set forth in Section 7 above and the Right of First Refusal set forth in Section 8 above shall terminate upon the close of such an initial public offering.
14. Nontransferability of Option. This option shall not be transferable by the Optionee otherwise than by will or the laws of descent or distribution, and this option shall be exercisable during the Optionee’s lifetime only by him.
15. Notices. All notices, requests, demands, payments, and other communications hereunder shall be deemed to have been duly given if in writing and sent by certified mail to the appropriate address indicated below their signatures to this Agreement or to such other address as may be given in a notice sent to all parties hereto.
16. Termination. Except as provided in the Plan, this option shall terminate and may no longer be exercised if the Optionee ceases for any reason to be an employee of the Company, provided, however, that the provisions of Sections 7, 8, 9, 12, 13, and 15 of this Agreement shall survive the termination of this option.
17. Waiver. The waiver of the Company or the Optionee of any breach of a provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the parties.
18. Governing Law and Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. It shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.
19. Miscellaneous. The Optionee shall have no rights as a stockholder with respect to the shares subject to this option until the exercise of the option and the issuance of a stock certificate for the shares with respect to which the option shall have been exercised. Nothing herein contained shall impose any obligation on the Company or the Optionee with respect to the Optionee’s employment by the Company. Nothing herein contained shall impose any obligation upon the Optionee to exercise the option. The option is intended to be an “incentive stock option” as defined in § 422 of the Code; provided, however, the Company makes no representation as to the tax treatment to the Optionee upon receipt or exercise of the option or sale or other disposition of the shares covered by the option.
20. Binding. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their successors and assigns.
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IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on the date first above written.

COMPANY:

PRIMO WATER CORPORATION

By

Title

OPTIONEE:

Address: